                                 OFFICE LEASE


                               150 Apollo Drive

                           Chelmsford, Massachusetts



                                   Landlord:

                         Farley White Associates, LLC



                                    Tenant:

                            Sycamore Networks, Inc.
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                               TABLE OF CONTENTS
                               -----------------

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ARTICLE I DEMISING CLAUSE AND DEFINED TERMS................................   1
  1.1  Demising Clause.....................................................   1
  1.2  Defined Terms.......................................................   1

ARTICLE II PREMISES AND TERM...............................................   3
  2.1  The Premises, Common Areas and Parking..............................   3
  2.2  Term................................................................   5

ARTICLE III RENT...........................................................   6
  3.1  Base Rent...........................................................   6
  3.2  Adjustment for Operating Expenses...................................   7
  3.3  Tenant's Electricity................................................  11

ARTICLE IV CONSTRUCTION....................................................  11
  4.1  Building Construction...............................................  11
  4.2  Leasehold Improvements by Tenant....................................  12
  4.3  Alterations by Tenant...............................................  13

ARTICLE V LANDLORD'S OBLIGATIONS AND RIGHTS................................  14
  5.1  Services Furnished by Landlord......................................  14
  5.2  Repairs and Maintenance.............................................  15
  5.3  Quiet Enjoyment.....................................................  15
  5.4  Insurance...........................................................  15
  5.5  Access to Premises..................................................  15
  5.6  Right to Cease Providing Services...................................  16
  5.7  Failure to Provide Services and Repairs.............................  16

ARTICLE VI TENANT'S COVENANTS..............................................  16
  6.1  Repair and Yield Up.................................................  16
  6.2  Use.................................................................  17
  6.3  Assignment; Sublease................................................  18
  6.4  Indemnity; Assumption of Risk.......................................  21
  6.5  Tenant's Insurance..................................................  21
  6.6  Right of Entry......................................................  22
  6.7  Payment of Taxes....................................................  22
  6.8  Environmental Compliance............................................  23
  6.9  Utilities...........................................................  24
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                           Table of Contents (cont.)
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ARTICLE VII DEFAULT........................................................  24
  7.1  Events of Default...................................................  24
  7.2  Damages.............................................................  25

ARTICLE VIII CASUALTY AND EMINENT DOMAIN...................................  26
  8.1  Termination or Restoration; Rent Adjustment.........................  26
  8.2  Eminent Domain Damages..............................................  28
  8.3  Temporary Taking....................................................  28

ARTICLE IX RIGHTS OF PARTIES HOLDING PRIOR INTERESTS.......................  28
  9.1  Lease Subordinate - Superior........................................  28
  9.2  Rights of Mortgagee to Cure.........................................  30

ARTICLE X MISCELLANEOUS....................................................  30
  10.1  Representations by Tenant..........................................  30
  10.2  Notices............................................................  30
  10.3  No Waiver or Oral Modification.....................................  30
  10.4  Partial Invalidity.................................................  31
  10.5  Certain Landlord Remedies..........................................  31
  10.6  Tenant's Estoppel Certificate......................................  31
  10.7  Waiver of Subrogation..............................................  32
  10.8  All Agreements; No Representations.................................  32
  10.9  Brokerage..........................................................  32
  10.10  Successors and Assigns............................................  32
  10.11  Construction of Document..........................................  32
  10.12  Disputes Provisions...............................................  33
  10.13  Surrender.........................................................  33
  10.14  Holdover..........................................................  33
  10.15  Late Payment......................................................  33
  10.16  Force Majeure.....................................................  33
  10.17  Limitation On Liability...........................................  34
  10.18  Submission Not An Option..........................................  34
  10.19  Security Deposit..................................................  35
  10.20  Evidence of Authority.............................................  36
  10.21  Notice of Lease...................................................  36
  10.22  Rules and Regulations.............................................  36

ARTICLE XI DETERMINATION OF FAIR MARKET RENT AND TENANT OPTIONS............  37
  11.1  Fair Market Rent...................................................  37
  11.2  Option to Extend...................................................  38
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                                     -ii-
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EXHIBITS
--------

There are attached hereto and incorporated as a part of this Lease:

EXHIBIT A -- Legal Description of the Lot
EXHIBIT B -- Base Building Specifications

                                      -i-
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                                   ARTICLE I
                       DEMISING CLAUSE AND DEFINED TERMS

     1.1  Demising Clause.
          ---------------

This lease (the "Lease") is made and entered into by and between the Landlord and the Tenant, as defined below, as of the Date of Lease. In consideration of the mutual covenants made herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises as defined below, on all of the terms and conditions set forth herein.

     1.2  Defined Terms.
          -------------

The terms listed below shall have the following meanings throughout this Lease:

          (a)  "LANDLORD":               Farley White Associates LLC, a
                                         Massachusetts limited liability
                                         company

          (b)  "LANDLORD'S ADDRESS":     c/o Roger W. Altreuter
                                         CB Richard Ellis-N.E.
                                         Partners 600 Atlantic
                                         Avenue Boston, MA 02210

          (c)  "TENANT":                 Sycamore Networks, Inc.

          (d)  "TENANT'S ADDRESS":       10 Elizabeth Drive
                                         Chelmsford, MA 01824-4111
                                         Attention: Mr. Peter Hamel

          (e)  "LOT"                     The land described on Exhibit A
                                         attached to this Lease.

          (f)  "BUILDING":               The principal building to be
                                         constructed on the Lot in
                                         accordance with the Base Building
                                         Specifications (as hereinafter
                                         defined) and Article IV of this
                                         Lease, which building is to be
                                         known as 150 Apollo Drive,
                                         Chelmsford, Massachusetts.

          (g)  "PROPERTY":               The Lot, the Building and the other
                                         improvements to be constructed on
                                         the Lot in accordance with the Base
                                         Building Specifications and Article
                                         IV of this Lease.

          (h)  "PREMISES":               All interior areas of the Building
                                         other than Common Areas (as defined in
                                         Section 2.1(b) below) and any
                                         Recaptured Space (as defined in
                                         Section 6.3(a) below).

          (i)  "RENTABLE SQUARE FEET IN
               THE PREMISES":            79,873 rentable square feet.

          (j)  "TENANT'S PERCENTAGE"     100% (subject to Section 6.3(d) below)

          (k)  "SCHEDULED
               COMMENCEMENT DATE":       August 1, 2000.

          (l)  "TERM":                   The period beginning on the
                                         Commencement Date (as defined in
                                         Section 2.2(a) of this Lease) and
                                         ending on the last day of the one-
                                         hundred-twentieth full calendar month
                                         after the Commencement Date, subject to
                                         extension pursuant to Section 11.2.

          (m)  "BASE RENT":              From the Commencement Date through the
                                         end of the sixtieth full calendar month
                                         of the Term: $998,412.50 per year, in
                                         equal monthly installments of
                                         $83,201.04 per month.

                                         From the sixty-first through the one-
                                         hundred-twentieth full calendar month
                                         of the Term:   $1,078,285.50 per year
                                         in equal monthly installments of
                                         $89,857.13 per month.

          (n)  "PERMITTED USES":         Administration, sales and other general
                                         office purposes, research and
                                         development (including engineering
                                         laboratories), and design, assembly,
                                         testing, storage and shipping of
                                         electronic products and components,
                                         consistent with

                                         Section 6.2 hereof, provided that no
                                         more than twenty percent (20%) of the
                                         Rentable Square Feet in the Premises
                                         may be used for assembly, testing,
                                         storage and shipping of electronic
                                         products and components.

          (o)  "BROKER(S)":              CB Richard Ellis/Whittier Partners and
                                         Boston Real Estate Partners

          (p)  "SECURITY DEPOSIT":       $500,000.00 (see Section 10.19)

          (q)  "DATE OF LEASE":          ______________________________________
                                         (The date on which both parties have
                                         executed this Lease)

                                  ARTICLE II
                               PREMISES AND TERM

     2.1  The Premises, Common Areas and Parking.
          --------------------------------------

          (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. The Premises extend from the top surface of all subfloors to the bottom surfaces of all ceilings, but do not include the Common Areas, the exterior faces of exterior walls and exterior window glass, and the pipes, ducts, conduits, wires and other fixtures, systems and equipment serving any Recaptured Space or the Common Areas exclusively or in common with the Premises. In the event that Landlord recaptures a portion of the Premises pursuant to section 6.3(d) or Tenant for any other reason is not leasing the entire rentable area of the Building, the Premises shall not include the interior face of demising walls. All Building's Systems and Recaptured Utilities (as hereinafter defined) shall be located either in the Common Areas or above dropped ceilings.

          (b) Tenant shall have the right to use the Common Areas of the Building and Property in common with other tenants, if any. Notwithstanding the foregoing, Tenant's use of the access drives and Utility Servicing Equipment (defined below) servicing the Property shall be in common with others entitled to use the same (including, without limitation, the occupants of the neighboring building located at 100 Apollo Drive). The "Common Areas" shall include (i) if Landlord terminates this Lease with respect to any portion of the Premises under
Section 6.3(d) of this Lease, the entrances, lobbies, corridors, stairways and elevators necessary for access to the Premises and/or the Recaptured Space, (ii) the Building's electrical room and sprinkler room, (iii) all parking areas, loading areas and loading docks on the Property, (iv) all driveways and walkways on the Property or on other property but necessary for access to the Building or said parking areas, (v) if Landlord terminates this Lease with respect to any portion of the Premises under Section 6.3(d) of this Lease, the common toilets, corridors and elevator lobbies of any multi-tenant floor, (vi) loading areas or loading docks, (vii) if Landlord

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terminates this Lease with respect to any portion of the Premises under Section
6.3(d) of this Lease, all pipes, wires, ducts, conduits and other systems and equipment located in any area of the Building outside of the Premises but necessary to provide heating, ventilation, air-conditioning, electricity, plumbing, telecommunications and other utilities and services to the Premises, and (ix) whether located on the Property or on other property (but only to the extent Landlord owns or has easements or other rights to use such property), all wires, cables, poles, mains, conduits, trenches, manholes and other fixtures, facilities and equipment necessary or convenient to provide electricity, telephone, cable, gas, water, sewer and other utility and telecommunications services to the Building ("Utility Servicing Equipment"). All use of the Common Areas shall be subject to the Rules and Regulations, if any, adopted by Landlord in accordance with Section 10.22 below. Landlord may at any time, upon reasonable advance written notice to Tenant (except in an emergency) make any changes, additions, improvements, repairs or replacements to the exterior areas of the Property and the portions of the Building other than the Premises, including the Common Areas, that it considers desirable, which changes, additions, improvements, repairs or replacements shall be of a quality equal to or better than the Common Areas on the Property as of the Date of Lease, and, in so doing, Landlord may use or temporarily close any of the Common Areas or permanently change their configuration; provided, however, (a) Tenant shall have access to the Building at all times, (b) Landlord shall not cause or permit a permanent reduction in the number of parking spaces on the Property as of the Date of Lease, and (c) Landlord shall not otherwise materially interfere with Tenant's use and enjoyment of the Building and the Common Areas, except in the case of emergencies and maintenance, repairs and replacements required of Landlord under this Lease, with respect to which Landlord shall use reasonable efforts to minimize interference with Tenant's normal activities, but no such interference shall constitute constructive eviction or give rise to any abatement of rent or liability of Landlord to Tenant unless such interference materially reduces the Tenant's use and enjoyment of the Premises or the Common Areas, or is caused by Landlord's negligence, willful misconduct, or breach of Landlord's covenants hereunder.

          (c) The parking areas for the Building shall include at least 314 parking spaces. The Tenant shall be entitled to use the Tenant's Percentage of the Building's parking spaces. Tenant acknowledges that its parking use of the parking areas shall be on an unreserved basis (and, to the extent Tenant is not
leasing the entire Building,   in common with tenants of any Recaptured Space),
and that parking spaces shall be used solely for Tenant's employees and visitors. Landlord shall not grant to others rights to use parking spaces numbering in excess of 314 (or such greater number of legal spaces as may be available on the Property from time to time), less Tenant's Percentage of 314. Tenant shall reasonably cooperate with Landlord to assure that Tenant and its employees and visitors observe all Rules and Regulations established by Landlord from time to time in accordance with Section 10.22 below, and to assure that Tenant and its employees and visitors do not use more parking spaces than the number of parking spaces provided to Tenant hereunder. Subject to Article VIII of this Lease, Landlord shall not be liable to Tenant, and this Lease shall not be affected, if any parking rights of Tenant hereunder are impaired by any law, ordinance or other governmental regulation imposed after the Date of Lease.

     2.2  Term.
          ----

          (a) Both parties shall be bound by all the terms of this Lease as of the Date of Lease. The Term shall begin on the Commencement Date and shall continue for the length of the Term set forth in Section 1.2 unless sooner terminated as hereinafter provided. The "Commencement Date" shall be the date when (i) the entire Building and the Common Areas are Ready for Occupancy (as hereinafter defined) and (ii) Landlord has delivered the Premises to Tenant free of all tenants and occupants. The Building and the Common Areas shall be "Ready for Occupancy" when Landlord delivers to Tenant a certificate from Landlord's architect certifying that the Landlord's Work (as hereafter defined) is complete except for Punch List Items. "Punch List Items" shall include only those components of Landlord's Work which, while incomplete and while being completed, do not materially interfere with the performance or completion of the Leasehold Improvements or, after completion of the Leasehold Improvements, with Tenant's use and enjoyment of the Premises. Landlord shall complete all Punch List Items within 30 days after the Commencement Date, except for (a) Punch List Items which cannot be completed while all or any portion of the Leasehold Improvements remain incomplete, which Punch List Items Landlord shall complete as soon as reasonably practicable but in no event more than 30 days after the completion of such Leasehold Improvements, and (b) Punch List Items which cannot be completed due to seasonal conditions, which Landlord shall complete as soon as seasonal conditions permit.

          (b) Landlord shall permit Tenant and its agents, employees and contractors to have reasonable access to the Premises before the Commencement Date for the purpose of inspecting the conduct and completion of the Landlord's Work and taking measurements and taking other actions associated with the preparation of plans and specifications for the Leasehold Improvements. Upon Tenant's request, Landlord shall permit Tenant and its agents, employees and contractors to begin and perform the construction and installation of the Leasehold Improvements on the Premises before the Commencement Date, provided that such construction and installations shall not interfere with the performance, or delay the completion, of the Landlord's Work and Tenant complies with any restrictions on such construction and installations reasonably imposed by Landlord to avoid and prevent any such interference or delays. Tenant, and Tenant's contractors, agents and employees, shall coordinate such access, construction and installations with Landlord and its agents, employees and contractors. Any such access, construction and installations shall be subject to all of the terms and conditions of this Lease, including without limitation all such terms relating to insurance, except that Tenant shall have no obligation to pay Base Rent, Operating Expenses, Taxes or other additional rent until the Commencement Date.

          (c) Landlord shall use reasonable efforts to have the Building and the Common Areas Ready for Occupancy on the Scheduled Commencement Date. If the entire Premises are not Ready for Occupancy on the Scheduled Commencement Date, Landlord shall not be subject to any liability for such failure, and such failure shall not affect the validity of this Lease, but Tenant shall not be liable for any Base Rent, Operating Expenses, Taxes or other additional rent until the Commencement Date. However, if the entire Premises are not Ready for Occupancy because the presence or actions of Tenant or its agents, employees or contractors on the Premises before the Commencement Date has delayed Landlord in completing the Landlord's Work, then the Commencement Date shall be the date that the entire Premises would have been Ready for Occupancy except for any such delay caused by Tenant or its agents, employees or contractors. If the Commencement Date has not occurred on or before February 1, 2001, Tenant shall thereafter have the right, as its sole and exclusive remedy at law or in equity for the failure of the Commencement Date to have occurred, to terminate this Lease by written notice to Landlord, provided that such termination right shall expire and be null and void if not exercised prior to the earlier of (i) the Commencement Date or (ii) June 1, 2001. In the event Tenant timely exercises such termination right, this Lease shall terminate thirty (30) days after notice of such exercise is given, unless the Commencement Date occurs within such thirty (30) day period, in which event such termination shall be null and void.

          (d) Notwithstanding the foregoing, Tenant shall have the right to terminate this Lease as of the last day of the sixtieth full calendar month of the Term (the "Termination Date") by providing written notice to Landlord at least twelve (12) months prior to the Termination Date. In the event Tenant exercises such termination right, Tenant shall pay to Landlord, on the date such notice is given, as a termination payment, the sum of One Million Two Hundred Thousand Dollars ($1,200,000.00). In the event Tenant fails to timely pay such sum to Landlord, Tenant's exercise of the aforesaid termination right shall be null and void, and the Term of this Lease shall continue as if no such notice had been given.

                                  ARTICLE III
                                     RENT

     3.1  Base Rent.
          ---------

          (a) Tenant shall pay the Base Rent each month in advance on the first day of each calendar month during the Term. For any partial calendar month at the beginning or end of the Term, Tenant shall pay a proportional share of the amount that would be due for a full calendar month, which proportion shall be equal to the fraction of the total days of such calendar month included in the Term, and, with respect to a partial month at the beginning of the Term, Tenant shall pay such proportional share on the Commencement Date. In addition to the Base Rent, Tenant shall pay all additional rent and rental adjustments provided herein at the times set forth herein, or if no time for payment is specified, then payment shall be made within 30 days after Tenant's receipt of an invoice from Landlord or another billing authority. All payments shall be made to Landlord at Landlord's Address or such other place as Landlord may designate in writing, without prior demand and without abatement, deduction or offset except as may be specifically set forth herein. Tenant shall not pay, and Landlord shall not accept, any rental payment more than one month in advance. Landlord acknowledges receipt from Tenant of the sum of One Hundred Fifty Thousand Dollars ($150,000.00), which sum shall be applied against Tenant's first payments on account of Base Rent and additional rent obligations under this Lease. All charges to be paid by Tenant hereunder, other than Base Rent, shall be considered additional rent for the purpose of this Lease, and the words "rent" or "Rent" as used in this Lease shall mean both Base Rent and such additional rent unless the context specifically or clearly indicates that only the Base Rent is referenced.

     3.2  Adjustment for Operating Expenses.
          ---------------------------------

          (a) Throughout the Term, Tenant shall pay, as additional rent, Tenant's Share of Expenses for the Property. For each Fiscal Year (as hereinafter defined) during the Term, "Tenant's Share of Expenses" shall consist of Tenant's Percentage of the total Operating Expenses (as hereinafter defined) for the Property and the total Taxes (as hereinafter defined) for the Property for that Fiscal Year; provided, however, if the Term includes only a portion of any Fiscal Year, either due to the beginning, termination or expiration of the Term or a change in the period of the Fiscal Year, the Expenses for such Fiscal Year shall be prorated based on the fraction of the total days in such Fiscal Year that are included in the Term, and Tenant shall pay only such prorated Expenses. In the event that Landlord terminates this Lease with respect to any portion of the Premises under Section 6.3(a) or Tenant does not otherwise lease 100% of the rentable area within the Building, "Tenant's Share of Expenses" shall also include a commercially reasonable charge for the provision of services to operate the Building during periods other than 8:00 a.m. to 6:00 p.m. on weekdays and 9:00 a.m. to 1:00 p.m. on Saturdays and to operate the Building on holidays (which are all days on which commercial banks in Boston, Massachusetts are authorized or required by law to close) (such periods being referred to herein as "Non-Business Hours") that are fairly allocable to the Premises, if such services are requested by Tenant or are necessary, in Landlord's reasonable judgment, for Tenant's operations during Non-Business Hours (it being understood and agreed that so long as Tenant leases all of the Building, 100% of all expenses associated with operations during Non-Business Hours shall be the responsibility of Tenant). In addition, Tenant shall pay, as additional rent, one hundred percent (100%) of any increase in Taxes not otherwise billed to Tenant which may result from any alteration, addition or improvement to the Premises that is made by or on behalf of Tenant. Upon request of Tenant, Landlord shall supply to Tenant reasonable evidence of such increase in Taxes which shows that such increase is attributable to Tenant's alteration, addition or improvement to the Premises.

          (b) Before each Fiscal Year, Landlord shall give Tenant a reasonable written estimate of the expected Operating Expenses and Taxes for the Property for the coming Fiscal Year (excluding Landlord's cost for services provided during Non-Business Hours), and a calculation of the estimated amount of Tenant's Share of Expenses. Tenant shall pay one-twelfth of the estimated amount of Tenant's Share of Expenses with each monthly payment of Base Rent. Within 120 days after the end of each Fiscal Year, Landlord shall give Tenant a reasonably detailed written statement (the "Statement") showing the actual Operating Expenses and Taxes for that Fiscal Year, a calculation of the actual amount of Tenant's Share of Expenses, and a summary of amounts already paid by Tenant pursuant to this Section 3.2. If the actual amount of Tenant's Share of Expenses for such Fiscal Year exceed Tenant's estimated payments on account of Tenant's Share of Expenses for such Fiscal Year, Tenant shall pay such excess to Landlord within thirty (30) days after delivery of the Statement to Tenant; if such estimated payments exceed such actual amount of Tenant's Share of Expenses Landlord shall pay such excess to Tenant at the time of the delivery of the Statement to Tenant or, at Landlord's option, shall credit such excess against the next payment of additional rent due on account of Operating Expenses from Tenant under this Lease, and pay the remainder of such excess after such credit, if any, to Tenant at the time of such next payment of additional rent, provided that any excess shall be paid in cash to Tenant at the time of the delivery of the Statement if the Term has ended.

No delay by Landlord in providing any Statement shall be deemed a waiver of Tenant's obligation to pay Tenant's Share of Expenses. Tenant and its auditors shall have the right, upon notice to Landlord not less than ten (10) business days in advance and then at a time reasonably convenient to both parties, to inspect during usual business hours those portions of the books kept by Landlord relating to costs and expenses for which Tenant has responsibility hereunder. If Tenant disagrees with Landlord's determination of Operating Expenses and Taxes, Tenant shall have the right to pay its share of Operating Expenses and Taxes under protest without waiving its claim as to the disputed amount.

          (c) The following terms used in this Section 3.2(c) shall have the following meanings for purposes of this Lease:

               (i) The term "Fiscal Year" means any twelve-month period selected by Landlord for operating purposes. Landlord may change its Fiscal Year and interim accounting periods, so long as the periods so revised are reconciled with prior periods in accordance with generally accepted accounting principles.

               (ii) The term "Operating Expenses" means the total cost of operation of the Property incurred by Landlord, including, without limitation:
(i) all costs of supplies, materials, equipment, and utilities used in or related to the operation, maintenance, and repair of the Property or any part thereof (excluding the cost of any electricity which is to be paid for separately by Tenant pursuant to Section 3.3, but including the cost of electricity if not paid separately by Tenant pursuant to Section 3.3); (ii) all labor costs, including without limitation salaries, wages, payroll and other taxes, unemployment insurance costs and employee benefits in connection with the on-site management, operation and maintenance of the Property or any part thereof; (iii) all maintenance, management, legal (excluding those legal costs arising out of defaults of Landlord or other tenants in the Building, if any), accounting, insurance, and service agreement costs related to the Property or any part thereof; including, without limitation, service contracts with independent contractors; and (iv) costs of improvements to the Property that are designed to reduce Operating Expenses (but only to the extent that such costs actually reduce Operating Expenses) or are required to comply with legal requirements imposed after the initial completion of the Building (collectively, "Permitted Capital Expenditures"), all such costs to be amortized (with interest thereon at a rate two (2) percentage points above the then prevailing prime rate as set by BankBoston, N.A. in its main office in Boston, MA (or, if such bank ceases to exist, the then largest bank in the Commonwealth of Massachusetts)) over the useful life of such improvements according to generally accepted accounting principles and the regulations under the Internal Revenue Code, and only the annual amortized portion of such costs shall be included in Operating Expenses for the Fiscal Year in which such costs are incurred and each subsequent Fiscal Year until such costs are fully amortized. Any of the above services may be performed by Landlord or its affiliates, provided that fees for the performance of such services shall be reasonable and competitive with fees charged by unaffiliated entities for the performance of such services in comparable buildings in the area. Any other provision of this Lease notwithstanding, . In the event that the Premises are reduced such that Tenant does not lease 100% of the rentable area of the Building, all Operating Expenses shall be adjusted based on the Calculation (as hereafter defined). Notwithstanding any contrary provision of this Lease, Operating Costs shall not include costs or expenses relating to the following:

               (a) salaries, wages, wages, payroll and other taxes, unemployment insurance costs, benefits and other expenses of administrative employees and other employees involved in the operation or management of the Property at or above the level of building manager;

               (b)  any cost or expenses that Tenant incurs and pays directly;

               (c) any costs payable directly by another tenant or any expenses incurred by Landlord that are attributable to the operation of the Building during Non-Business Hours (subject, however, to Tenant's obligation to pay additional rent on account of services provided during Non-Business Hours that are requested by Tenant or necessary for Tenant's operations, such obligation being set forth in Section 3.2(a) above)

               (d)  commercial concessions operated by Landlord;

               (e)  Landlord's general overhead;

               (f)  depreciation of the Property;

               (g) principal, interest or other charges relating to indebtedness secured by a mortgage covering any portion of the Property, and payments of rent and other charges under any ground lease or superior lease covering any portion of the Property;

               (h) leasehold improvements made in connection with the preparation of any portion of the Property for occupancy by a new or existing tenant;

               (i)  any expansion of the rentable area of the Property;

               (j) repairs necessary to cure defects in the construction of any portion or component of the Property (excluding structural elements of the Building) during the term of any applicable warranty, and repairs necessary to cure defects in the construction of the structural elements of the Building throughout the Term hereof;

               (k) except as otherwise permitted above, any costs or expenses that would be deemed a capital expenditure under generally accepted accounting principles, except for Permitted Capital Expenditures;

               (l) repairs and replacements arising out of a fire or other casualty (to the extent the cost therefor exceeds any deductible payable under

                    Landlord's insurance policies) or an exercise of the eminent domain affecting the Property;

               (m) any items with respect to which Landlord actually receives reimbursement from insurance proceeds or from a third party;

               (n) efforts to lease portions of the Property or to procure new tenants for the Property, including advertising expenses, leasing commissions and attorney's fees;

               (o) negotiations or disputes with any other tenant of the Property;

               (p) Landlord's breach or violation of a law, lease or other obligation, including fines, penalties and attorneys' fees, which breach or other violation is not caused by Tenant, its employees, agents or invitees;

               (q) any investigations, tests and evaluations of the presence, nature or extent of any Hazardous Materials (as hereinafter defined) on or about the Property and any efforts to remediate any such Hazardous Materials or to bring the Property into compliance with laws, regulations, codes, orders and judgements related to Hazardous Materials, if the presence of such Hazardous Materials was not caused by Tenant, its employees, agents or invitees; and

               (r) bringing the Property into compliance with laws existing as of the date of this Lease, including without limitation the Americans with Disabilities Act of 1990 and the regulations and standards thereunder, provided that the foregoing shall not derogate from Tenant's obligation to cause its Final Plans for Leasehold Improvements and any other Alterations to comply with all applicable laws, codes and regulations.

             (iii) The term "Calculation" means that if less than 100% of the rentable area of the Building is occupied in any Fiscal Year during the Term, any components of Operating Expenses that vary with the degree of occupancy of the Building shall be extrapolated to such expenses as Landlord would have incurred if the Building had been 100% occupied, and the result shall constitute the Operating Expenses for all purposes hereunder. In addition, if during all or part of any Fiscal Year, Landlord is not performing or furnishing any item or service to any tenant other than Tenant (the cost of which, if performed or furnished by Landlord to such other tenants, would constitute a part of Operating Expenses), on account of (a) such item or service not being required or desired by such tenant (other than Tenant), or (b) any tenant (other than Tenant) obtaining or providing such item or service itself, then, Operating Expenses shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had performed or furnished such item or service to all tenants of the Building.

               (iv) The term "Taxes" means any form of assessment, rental tax, license tax, business license fee, levy, charge, tax or similar imposition, imposed by any authority having the power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, library, drainage or other improvement or special assessment district, as against the Property or any part thereof or any legal or equitable interest of Landlord therein, or against Landlord by virtue of its interest therein, and any reasonable costs incurred by Landlord in any proceeding for abatement thereof, including, without limitation, attorneys' and consultants' fees; provided, however, (a) Taxes shall not include any tax on Landlord's income, franchise taxes, and assessments for off-site improvements, and (b) Landlord shall pay all Taxes over the maximum time permitted by law, and Taxes for any Fiscal Year shall include only those Taxes legally required to be paid in or allocable to such Fiscal Year. Landlord shall reimburse Tenant for Tenant's Share of any abatements of Taxes received by Landlord, less legal, appraisal and other fees and expenses incurred by Landlord in obtaining such abatement.

     3.3  Tenant's Electricity.
          --------------------

     Tenant agrees to pay all charges for electricity supplied to the Property directly to the utility furnishing such electricity and, if requested by Landlord, to provide Landlord with evidence of such payment. In the event that Landlord exercises its right to terminate this Lease with respect to any portion of the Premises under Section 6.3(d) of this Lease or Tenant otherwise does not lease 100% of the rentable area of the Building, all charges for electricity supplied to the Property (including, without limitation, electricity supplied during Non-Business Hours, except as otherwise set forth in Section 3.2 of this Lease) shall be included within Operating Expenses and Tenant shall pay, as additional rent, Tenant's share thereof in accordance with Section 3.2.

                                  ARTICLE IV
                                 CONSTRUCTION

     4.1  Building Construction.  Landlord, at its sole cost and expense, shall
          ---------------------
complete the construction, improvements, installations and other work (collectively, the "Landlord's Work") necessary to construct the Building and the Common Areas substantially in accordance with the plans and specifications a schedule of which is attached to this Lease as Exhibit B (the "Base Building Specifications") by a licensed contractor in a first-class workmanlike manner and in compliance with all applicable laws, codes and regulations, including without limitation the Americans with Disabilities Act of 1990, as amended. Any deviations from the Base Building Specifications which will materially and adversely affect the design of the Leasehold Improvements or Tenant's use of the Premises or the Property shall require Tenant's written approval, not to be unreasonably withheld, conditioned or delayed, which approval shall be deemed given if, within five (5) days after Landlord's written request for approval, Tenant does not disapprove the same in writing and state the reasons therefor.

     4.2  Leasehold Improvements by Tenant.
          --------------------------------

          (a) Tenant shall prepare plans and specifications (the "Preliminary Plans") for the alterations, improvements and installations to the Building desired by Tenant to prepare the Premises for Tenant's initial use and occupancy ("Leasehold Improvements") and deliver them to Landlord for its review and approval, which approval shall not be unreasonably withheld, delayed or conditioned. The Preliminary Plans shall include complete architectural, mechanical, electrical, plumbing and fire protection drawings in a form suitable for submission for a building permit. Within ten (10) days after delivery to Landlord of the first Preliminary Plans and five days after delivery to Landlord of any revisions to the Preliminary Plans, Landlord shall give notice to Tenant of any changes or missing details Landlord reasonably believes are necessary to bring the Final Plans into conformance with applicable law or Landlord's Work, or to enable Tenant to construct the Leasehold Improvements without any material, adverse effect on the roof, foundation, columns, exterior walls or other structural components of the Building (collectively, the "Building's Structure") or the heating, ventilation, air-conditioning, plumbing, electrical, mechanical and other systems or equipment installed in the Building as part of the Landlord's Work (the "Building's Systems"). Upon approval of the original or revised Preliminary Plans (such approved Preliminary Plans being hereinafter called the "Final Plans"), both parties shall approve them for filing. In the event of any conflict between the Base Building Specifications (as modified by any deviations permitted under Section 4.1 above) and the Final Plans, the Base Building Specifications (as so modified) shall control. Tenant shall cause the Leasehold Improvements to be constructed and installed in accordance with the Final Plans by a licensed contractor in a first-class workmanlike manner and in compliance with all applicable laws, codes and regulations (including, without limitation, the Americans with Disabilities Act of 1990). Tenant acknowledges and agrees, notwithstanding Landlord's review and approval of the Preliminary Plans and Final Plans, that Tenant shall be solely responsible for ensuring the compliance of the Leasehold Improvements with such applicable laws, codes and regulations, and that Landlord shall have no liability or responsibility to the extent that the Preliminary Plans or Final Plans do not so comply. Tenant shall cause the Leasehold Improvements affecting the first and second floors of the Building to be completed within one hundred twenty (120) days after the Premises are Ready for Occupancy, and shall cause the remainder of the Leasehold Improvements to be completed within one hundred eighty (180) days after the Premises are Ready for Occupancy. For purposes of the immediately preceding sentence, the Leasehold Improvements shall be deemed complete when a permanent certificate of occupancy has been issued for the space in question. Tenant shall be solely responsible for the cost of all Leasehold Improvements. The Leasehold Improvements, and all other work required or permitted to be performed by Tenant hereunder, shall be designed and performed by architects, engineers and contractors approved by Landlord, such approval not to be unreasonably withheld. For purposes of the immediately preceding sentence, Landlord hereby approves Spagnolo/Gisness & Associates, Inc., as architect, Commercial Construction Consulting, as engineer, and Aberthaw Construction Company, as contractor.

          (b) Tenant may make changes in the Final Plans after their approval, subject to Landlord's prior approval, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that no such changes shall require or cause a structural change in the Building, render the Premises or the Building in violation of applicable laws, cause any material, adverse impact on the roof, foundation, columns, exterior walls or other structural components of the Building or the heating, ventilation, air-conditioning, plumbing, electrical, mechanical and other systems or equipment installed in the Building as part of the Landlord's Work.

     4.3  Alterations by Tenant.
          ---------------------

          (a) Tenant shall not make any alterations, additions, installations, substitutes or improvements (hereinafter collectively called "Alterations") in and to the Premises, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, Tenant shall have the right, without Landlord's prior consent, to complete alterations, additions, installations, substitutes or improvements which (x) do not cost more than $25,000 in any single instance, (y) do not have any effect on the Building's Structure, and (z) do not have any adverse effect on the Building's Systems (collectively, "Exempt Alterations"). No Alteration shall violate the certificate of occupancy for the Premises or any applicable law, code or ordinance or affect the exterior appearance of the Building, adversely affect the Building's Structure, adversely affect any other part of the Building's Systems or, without the Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned in the case of items which are not fixtures, involve the installation of any materials subject to any liens or conditional sales contracts (the "Approval Review Matters"). Tenant shall pay Landlord's reasonable costs of reviewing or inspecting any proposed Alterations.

          (b) All work on any Alterations shall be done in a first-class workmanlike manner, by contractors reasonably approved by Landlord, and, except for Exempt Alterations, according to plans and specifications approved by Landlord, which approvals shall not be unreasonably withheld, delayed or conditioned. All work shall be done in compliance with all applicable laws, regulations, and rules of any government agency with jurisdiction, and with all regulations of the Board of Fire Underwriters or any similar insurance body or bodies. Tenant shall be solely responsible for the effect of any Alterations on the Building's structure and systems, whether or not Landlord has consented to the Alterations, and shall reimburse Landlord on demand for any costs incurred by Landlord by reason of any faulty work done by Tenant or its contractors.
Upon completion of any Alterations, Tenant shall provide Landlord with a complete set of "as-built" plans.

          (c) Tenant shall use its best efforts to keep the Property and Tenant's leasehold interest therein free of any liens or claims of liens and shall discharge or bond any such liens (i) within ten (10) days of their filing, in the case of liens arising from Alterations and (ii) within thirty (30) days of their filing, in the case of all other liens arising from acts or negligence of Tenant, or its subtenants, contractors or others claiming by, through or under Tenant. Before commencement of any Alterations costing more than $250,000 (excluding the Leasehold Improvements), Tenant's contractor shall provide any payment, performance and lien indemnity bond reasonably requested by Landlord. Tenant shall provide evidence of such insurance as Landlord may reasonably require, naming Landlord as an additional insured. Tenant shall indemnify Landlord and hold it harmless from and against any cost, claim, or liability arising from any Alterations done by or at the direction of Tenant. All work shall be done so as to minimize interference with other tenants, if any, and with Landlord's operation of the Building or other construction work being done by Landlord. Landlord may post any notices it considers necessary to protect it from responsibility or liability for any Alterations, and Tenant shall give sufficient notice to Landlord to permit such posting.

          (d) All Alterations affixed to the Premises shall become part thereof and remain therein at the end of the Term, except (i)Tenant's trade fixtures,
(ii) any Alterations that Tenant reserves the right to remove by written notice to Landlord at the time Tenant requests Landlord's consent to such Alterations, and (iii) Exempt Alterations which, prior to their installation, Tenant reserved the right to remove by written notice to Landlord. However, if Landlord informs Tenant upon the approval of any such Alterations (or in the case of Exempt Alterations, at any time within 30 days after the expiration or early termination of this Lease) that such Alterations or Exempt Alterations as the case may be (other than the Leasehold Improvements) must be removed at the end of the Term, Tenant shall do so at the end of the Term and shall pay the cost of removal and any repair required by such removal.

               All of Tenant's personal property, trade fixtures, equipment, furniture, movable partitions, and any Alterations not affixed to the Premises shall remain Tenant's property, removable at any time. If Tenant fails to remove any such materials (or any other Alterations which Tenant is required to remove) at the end of the Term, Landlord may do so and store them at Tenant's expense, without liability to Tenant, and may sell them at public or private sale and apply the proceeds to any amounts due hereunder, including costs of removal, storage and sale.

                                   ARTICLE V
                       LANDLORD'S OBLIGATIONS AND RIGHTS

     5.1  Services Furnished by Landlord.
          ------------------------------

          (a) Landlord shall furnish space heating, ventilation and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operations.

          (b) Subject to the provisions of Section 3.3, Landlord shall provide electric power for lighting and office machine use under normal business operation. Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without prior consent of Landlord in each instance (which consent shall not be unreasonably withheld or delayed), make any alteration or addition having any adverse effect on the electric system of the Premises or requiring any changes in the Building's electrical room.

          (c) In the event that Landlord exercises its right to terminate this Lease with respect to any portion of the Premises under Section 6.3(d) of this Lease or Tenant does not otherwise lease 100% of the rentable area of the Building, Landlord shall furnish services, utilities, facilities and supplies to the Common Areas located within the Building equal in quality to those customarily provided by landlords in high quality office buildings of a comparable design in the greater Boston suburban area, including without limitation cleaning and janitorial services, the cost of such services, utilities, facilities and supplies to be included within Operating Expenses, subject to the provisions of Section 3.2 above.

     5.2  Repairs and Maintenance.
          -----------------------

Landlord shall perform all maintenance, repairs and replacements necessary to keep the Building's Structure, the Building's Systems, the Common Areas (including without limitation removal of snow and ice from walkways, driveways, parking areas and loading areas), all landscaping on the Property, and all retention ponds and other improvements and facilities providing drainage for the benefit of the Property, in good condition and working order and in compliance with all applicable laws, except for damage resulting from a casualty or an eminent domain taking, which shall be governed by Article VIII. If any maintenance, repair or replacement is required because of any act or negligence of Tenant or its agents, employees, invitees or contractors, the cost thereof shall be paid by Tenant to Landlord as additional rent within thirty (30) days after billing therefor.

     5.3  Quiet Enjoyment.
          ---------------

Upon Tenant's paying the rent and performing its other obligations, Landlord shall permit Tenant to peacefully and quietly hold and enjoy the Premises, subject to the provisions of this Lease.

     5.4  Insurance.
          ---------

Landlord shall carry the following insurance during the Term: (a) a policy of insurance covering the Building and the Property for all direct risk of physical loss (including so-called "all-risk" coverage and "extended coverage" and coverage for fire, vandalism and malicious mischief) in an amount not to exceed the full replacement value, and (b) a policy general commercial liability insurance with limits of $2,000,000 per occurrence and $4,000,000 in the general aggregate, naming Tenant as an additional insured, and (c) during construction, builders risk insurance. Landlord may carry any other forms of insurance as it or its mortgagee may reasonably deem advisable. Landlord shall not carry any insurance on any of Tenant's trade fixtures or personal property, and shall not be obligated to repair or replace any of Tenant's trade fixtures or personal property.

     5.5  Access to Premises.
          ------------------

Landlord shall have reasonable access to the Premises to inspect Tenant's performance hereunder and to perform any acts required of or permitted to Landlord herein. Landlord shall at all times have a key or access card to the Premises. Any entry into the Premises by Landlord, under this Section 5.5 or any other section of this Lease permitting such entry, shall be on reasonable advance notice, shall be done so as not to unreasonably interfere with Tenant's use of the Premises, and shall be accompanied by a representative of Tenant if Tenant so requests; provided, however, that such restrictions shall not apply to any situation that Landlord in good faith believes to be an emergency.

     5.6  Right to Cease Providing Services.
          ---------------------------------

In connection with any repairs, alterations or additions to the Property or the Premises, or any other acts required of or permitted to Landlord herein, or in the event of Force Majeure (as hereinafter defined), Landlord may, if necessary, reduce or suspend service of the Building's utilities and mechanical systems, or any of the other services, facilities or supplies required to be provided by Landlord hereunder, provided that (a) Landlord shall use best efforts to restore such services, facilities or supplies as soon as possible, (b) Landlord shall give Tenant advance notice of any such reduction or suspension if such reduction or suspension is planned in advance or if it is reasonably possible for Landlord to do so, (c) in connection with any repairs or other acts required of Landlord under this Lease or Force Majeure, Landlord shall use reasonable efforts to minimize any interference with Tenant's use and enjoyment of the Premises and the Common Areas, and (d) in connection with any alterations, additions or other acts permitted (but not required) under this Lease, Landlord shall not materially interfere with Tenant's use and enjoyment of the Premises and the Common Areas. No such reduction or suspension permitted by this Section 5.6 shall constitute an actual or constructive eviction or disturbance of Tenant's use or possession of the Premises, or an ejection of Tenant from the Premises, or a breach by Landlord of any of its obligations, and no such reduction or suspension shall render Landlord liable for any damages, including but not limited to any damages, compensation or claims arising from any interruption or cessation of Tenant's business, or entitle Tenant to be relieved from any of its obligations under this Lease, or result in any abatement or reduction of rent.

     5.7  Failure to Provide Services and Repairs.
          ---------------------------------------

          (a) Landlord shall not be in default or liable for any failure to perform any act or obligation or provide any service required hereunder unless Tenant shall have given notice of such failure, and such failure continues for thirty (30) days thereafter; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be liable or in default if it commences such performance within thirty (30) days and thereafter diligently pursues such performance to completion. If Landlord is in default hereunder (after the expiration of the aforesaid period), then upon ten (10) days written notice given by Tenant to Landlord and to the holder of any Mortgage (whose address has been provided to Tenant by Landlord), Tenant shall have the right to spend up to Fifty Thousand Dollars ($50,000.00) to cure such failure on Landlord's behalf, and Landlord shall reimburse to Tenant, within 30 days after Landlord receives a written demand from Tenant, any sums expended by Tenant in effecting such cure up to the aforesaid maximum of Fifty Thousand Dollars ($50,000.00). In no event shall Tenant have the right to off-set the amounts so incurred by Tenant against payments of Base Rent or additional rent payable by Tenant under this Lease.

                                  ARTICLE VI
                              TENANT'S COVENANTS

     6.1  Repair and Yield Up.
          -------------------

Subject to Landlord's obligations under Section 5.2 of this Lease, Tenant shall keep the Premises in as good order and condition as the Premises exists on the Commencement Date or such improved order and condition as exists after the completion of the Leasehold Improvements or any Alterations, except for reasonable wear and tear and damage from fire, other casualty and eminent domain. At the end of the Term, Tenant shall peaceably yield up the Premises in such order and condition. Tenant shall remove its trade fixtures and personal property and any Alterations which Tenant is required to remove under the terms hereof, repairing any damage caused by such removal and leaving the Premises clean and neat. Nothing herein shall require Tenant to remove the Leasehold Improvements.

     6.2  Use.
          ---

          (a) Tenant shall use the Premises only for the Permitted Uses, and shall not use or permit the Premises to be used for any other purpose. Tenant shall not use or occupy the Premises in violation of (i) any law or ordinance or any certificate of occupancy issued for the Building or the Premises, or (ii) any Rules and Regulations. Tenant shall comply with any directive of any governmental authority with respect to Tenant's use or occupancy of the Premises. Tenant shall not do or permit anything in or about the Premises which will in any way damage the Premises, obstruct or interfere with the use and occupancy of the Property by other tenants or occupants of the Building, if any, or injure them, or use the Premises or allow them to be used for any unlawful purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, or commit or allow any waste in or upon the Premises.

          (b) Tenant shall not obstruct any of the Common Areas or any portion of the Property outside the Premises, and shall not place or permit any signs (other than those permitted under Section 6.2(c)), awnings, aerials or flagpoles, or the like, visible from outside the Premises.

          (c) Notwithstanding the foregoing, Tenant shall have the right, at its sole expense, to install a sign on the exterior of the Building, provided however that such sign complies with all applicable laws, and provided further that Tenant obtains Landlord's prior written consent to such sign (including, without limitation, the size, design and location of such sign), such consent not to be unreasonably withheld, delayed or conditioned. Tenant shall be responsible for obtaining all permits and other governmental approvals required for such sign.

          (d) Tenant shall keep the Premises equipped with all safety appliances required by law because of any use made by Tenant other than office use with customary office equipment, and shall procure all licenses and permits required because of such use. This provision shall not broaden the Permitted Uses.

          (e) Tenant shall not place a load upon the floor of the Premises exceeding 100 pounds per square foot. Partitions shall be considered as part of the load. Tenant shall properly distribute the weight and position of all safes, files and heavy equipment. Tenant's business machines and mechanical equipment shall be installed and maintained so as not to transmit noise or vibration to the Building structure or to any other space in the Building. Tenant shall be responsible for the cost of all structural engineering required to determine structural load and all acoustical engineering required to address any noise or vibration caused by Tenant.

          (f) Tenant shall not keep or use any article in the Premises, or permit any activity therein, which is prohibited by a standard insurance policy covering buildings and improvements similar to the Building and Leasehold Improvements, or would result in an increase in the premiums thereunder, unless Tenant pays for such increase. In determining whether increased premiums are a result of Tenant's activity, a schedule issued by the organization computing the insurance rate on the Building or the Leasehold Improvements, showing the various components of the rate, shall be conclusive evidence. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer relating to the Premises. If the use or occupation of the Premises by Tenant or by anyone Tenant allows on the Premises causes or threatens cancellation or reduction of any insurance carried by Landlord, Tenant shall remedy the condition immediately upon notice thereof. Upon Tenant's failure to do so, Landlord may, in addition to any other remedy it has under this Lease but subject to the provisions of Section 5.5, enter the Premises and remedy the condition, at Tenant's cost, which Tenant shall promptly pay as additional rent. Landlord shall not be liable for any damage or injury caused as a result of such an entry, and shall not waive its rights to declare a default (or Event of Default) because of Tenant's failure.

     6.3  Assignment; Sublease.
          --------------------

          (a) Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease or make any sublease of the Premises, or permit occupancy of any part thereof by anyone other than Tenant (any such act being referred to herein as a "Transfer" and the other party with whom Tenant undertakes such act being referred to herein as a "Transferee") without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, subject to the other provisions of this Section 6.3. Any Transfer or attempted Transfer not in compliance with all of the terms and conditions set forth in this Section
6.3 shall be void.

          (b) Any request by Tenant for Landlord's consent to a Transfer shall include the name of the proposed Transferee, the nature of its business and proposed use of the Premises, reasonable information as to its financial condition, and the terms and conditions of the proposed Transfer. Tenant shall supply such additional information about the proposed Transfer and Transferee as the Landlord reasonably requests. Subject to paragraph (g) below, it shall be reasonable for Landlord to refuse consent to any Transfer to any governmental agency or to any Transferee whose tangible net worth and financial strength is not reasonably satisfactory to Landlord in light of the terms of the Transfer. Provided Tenant has promptly supplied all required information to Landlord, Landlord shall respond to Tenant's request within ten (10) days of its receipt of such request, and the failure of Landlord to respond within said ten (10) days shall be deemed to be approval of the Transfer by Landlord, provided that the request for consent from Tenant shall specifically refer to the provisions of this sentence. Tenant shall reimburse Landlord for its reasonable legal expenses in connection with any request for consent.

          (c) Any Transfer shall specifically make applicable to the Transferee all of the provisions of this Section so that Landlord shall have against the Transferee all rights with respect to any further Transfer which are set forth herein. No Transfer shall affect the continuing primary liability of Tenant (except that such liability shall be joint and several with any assignee of this Lease). Consent to a Transfer in a specific instance shall not be deemed consent to any subsequent Transfer or a waiver of the requirement of consent to any future Transfer. No

Transfer shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord a recordable instrument containing a covenant of assumption by the Transferee running to Landlord and all persons claiming by, through or under Landlord. The Transferee's failure to execute such instrument shall not, however, release or discharge Transferee from its liability as a Transferee hereunder. Tenant shall not enter into any Transfer that provides for rental or other payment based on the net income or profits derived from the Premises. With respect to any Transfer, Landlord shall be entitled to receive fifty percent (50%) of all "Bonus Rent," which Bonus Rent shall be payable by Tenant to Landlord on a monthly basis. For purposes of this Lease, Bonus Rent shall mean all rent and other consideration attributable to Tenant's interests in the Premises and under this Lease received by Tenant in excess of the Base Rent, additional rent and other sums payable by Tenant to Landlord under this Lease, prorated according to the fraction of the Rentable Square Feet in the Premises that is affected by such Transfer, for the period of the Transfer, minus (x) Tenant's reasonable expenses in connection with such Transfer for brokerage commissions, legal fees, advertising expenses and Alterations for the benefit of the Transferee and (y) the unamortized portion of the expenses incurred by Tenant in connection with the Leasehold Improvements, which expenses shall be amortized on a straight-line basis over the balance of the Term remaining as of the completion of such Leasehold Improvements or Alterations.

          (d) If Tenant requests Landlord's consent to a proposed Transfer, (x) Landlord shall have an option to cancel and terminate this Lease if Tenant requests Landlord's consent to assign the Lease or to sublet all of the Premises for the balance of the Term; or (y) if the request is to sublet a portion of the Premises such that, when such portion is combined with all portions of the Premises previously sublet by Tenant, Tenant will be subletting more than fifteen percent (15%) of the Rentable Square Feet in the Premises, Landlord shall have the option to cancel and terminate this Lease with respect to the portion for which Landlord's consent is sought (the "Recaptured Space"). For purposes of illustration only, if Tenant has previously sublet twelve percent (12%) of the Rentable Square Feet in the Premises and subsequently requests Landlord's consent to sublet an additional five percent (5%) of the Rentable Square Feet in the Premises, Landlord shall have the option to terminate this Lease with respect to the additional five percent (5%) portion of the Premises, and if Tenant subsequently requests Landlord's consent to sublet any portion of the Premises thereafter (regardless of the size of such portion), Landlord shall have the further option to terminate this Lease with respect to such additional portion (regardless of whether it has previously exercised any recapture right). Landlord shall exercise the aforesaid option by written notice to Tenant within thirty (30) days after Landlord's receipt from Tenant of any request for Landlord's consent to such assignment or sublease, and in such case such cancellation or termination shall occur as of the date set forth in Landlord's notice of exercise of such option, which shall not be less than sixty (60) days nor more than one hundred twenty (120) days following the giving of such notice. If Landlord exercises Landlord's option to cancel this Lease or any portion thereof, Tenant shall surrender possession of the Premises, or the portion thereof which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term. If this Lease is cancelled as to a portion of the Premises only, (a) the Rentable Square Feet in the Premises shall be the rentable area of the Premises (excluding the Interior Common Areas , areas containing the Building's Systems and the Recaptured Space) calculated by an architect, reasonably acceptable to Landlord and Tenant, in accordance with the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1980, published by the Building Owner's and Manager's Association, (b) the Tenant's Percentage and the Base Rent shall be reduced in portion to the reduction in the Rentable Square Feet in the Premises, and (c) before any tenant is permitted to occupy or use any Recaptured Space, Landlord, at its sole expense and without material interference with Tenant's use and enjoyment of the remainder of the Premises, shall construct all walls necessary to separate the Recaptured Space from the remainder of the Premises, all entrances, lobbies and corridors necessary to provide access to the Recaptured Space without passing through any portion of the remainder of the Premises and, if the Recaptured Space comprises less than a full floor of the Building, common rest rooms on such floor (the "Interior Common Areas"), and all pipes, wires, ducts, conduits and other systems and equipment necessary to provide heating, ventilation, air-conditioning, electricity, plumbing, telecommunications and other utilities and services to the Recaptured Space and the Interior Common Areas (the "Recaptured Utilities"). If Landlord does not exercise Landlord's option to cancel this Lease with respect to all or any portion of the Premises pursuant to the foregoing provisions, Landlord's consent to a Transfer shall continue to be required in accordance with the other provisions of this Section 6.3.

          (e) Any agreement by which Tenant agrees to enter into or execute any Transfer at the direction of any other party, or assigns its rights in the income arising from any Transfer to any other party, shall itself constitute a Transfer hereunder.

          (f) Tenant shall have no right to assign this Lease or sublet all or any portion of the Premises, and any such assignment or sublease shall, at Landlord's option, be void, unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into any assignment or sublease and (ii) the date on which such assignment or sublease is to take effect, Tenant is not in default of any of its obligations under this Lease after notice to Tenant and expiration of applicable grace periods.

          Notwithstanding any other provision of this Lease, Tenant shall have the right, without Landlord's prior written consent, without the obligation to pay any Bonus Rent to Landlord, and without Landlord having any right to cancel or terminate this Lease, to assign this Lease or to sublet all or any portion of this Lease, from time to time, to any person or business organization (x) acquiring, whether in one transaction or a series, all or substantially all of the equity interests in Tenant, or (y) with or into which Tenant merges or consolidates, provided however that in the event of a Transfer described in (x) or (y) above, notwithstanding any provision of Section 10.19 to the contrary permitting a reduction in the principal amount of the Letter of Credit or the return of the Letter of Credit to Tenant prior to the expiration of the Term of this Lease, the Tenant hereunder shall be required to maintain with Landlord, throughout the Term hereof, a security deposit (which security deposit may be in the form of a letter of credit otherwise complying with the requirements of
Section 10.19) in the amount of Five Hundred Thousand Dollars ($500,000.00). Notwithstanding the immediately preceding sentence, in the event that the acquiring person or entity described in clause (x) above, or the surviving entity described in clause (y) above, as the case may be, assumes all of Tenant's obligations under this Lease in a written instrument reasonably satisfactory to Landlord, and such person or entity has a net worth and financial strength at least equivalent to that of Tenant immediately prior to such Transfer, then the Tenant hereunder shall not be required to maintain the Letter of Credit or security deposit except as provided in Section 10.19 below. Furthermore, any other provision of this Lease notwithstanding, Tenant shall have the right, without Landlord's prior written consent, without the obligation to pay any Bonus Rent to Landlord, and without Landlord having any right to cancel or terminate this Lease, to assign this Lease or to sublet all or any portion of this Lease, from time to time, to any person or business organization (i) controlled by Tenant, (ii) controlling or under common control with Tenant (provided that, in connection with such person or business organization acquiring control of Tenant, the provisions of the two immediately preceding sentences have been complied with) or (iii) acquiring all or substantially all of the assets of Tenant, provided that such Transferee acquiring all or substantially all of the assets of Tenant has a net worth and financial strength, after such acquisition, at least equivalent to that of Tenant immediately prior to such Transfer, and provided further that Tenant shall not transfer all or substantially all of its assets without also assigning this Lease to such transferee.

     6.4  Indemnity; Assumption of Risk.
          -----------------------------

          (a) Tenant, at its expense, shall defend (with counsel reasonably satisfactory to Landlord), indemnify and hold harmless Landlord and its management agent, and their respective employees, , from and against any cost, claim, action, liability or damage of any kind to the extent arising from (i) Tenant's use and occupancy of the Premises and the Property or any activity done by Tenant or its agents, employees, contractors or invitees in, on or about the Premises or the Property, (ii) the destruction of or damage to Tenant's personal property, (iii) any breach or default by Tenant of its obligations under this Lease, or (iv) any negligent, tortious, or illegal act or omission of Tenant, its agents, employees, invitees, licensees or contractors, provided that such cost, claim, action, liability or damage is not caused by the negligence or willful misconduct of Landlord or its agents, employees, invitees, licensees and contractors (except as otherwise provided in the last sentence of subsection 6.5(a)).

          (b) As a material consideration to Landlord for executing this Lease, Tenant assumes all risk of damage or injury to any property of Tenant, its employees, invitees or any person in or about the Premises, including without limitation damage caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises, any other portion of the Property, or other sources, provided that such damage or injury is not caused by the negligence or willful misconduct of Landlord or its agents, employees, invitees, licensees and contractors (except as otherwise provided in the last sentence of subsection 6.5(a)). Landlord shall not be liable to Tenant or any other person or entity for any damages arising from any act or omission of any other tenant of the Building.

     6.5  Tenant's Insurance.
          ------------------

          (a) Tenant shall maintain the following insurance at its own expense throughout the Term: (i) a policy of insurance covering Tenant's trade fixtures and personal property in or about the Premises for all direct risk of physical loss (including so-called "all-risk" coverage and "extended coverage" and coverage for fire, vandalism and malicious mischief), in an amount not less than full replacement cost thereof; and (ii) a policy of commercial general liability insurance, which insurance may be by a blanket insurance policy, insuring Tenant, including coverage for injuries to persons and damage to property assumed by Tenant under this Lease, and naming Landlord as an additional insured, in limits not less than Two Million Dollars ($2,000,000.00) per occurrence and Four Million Dollars ($4,000,000.00) in the general aggregate, with a deductible not to exceed One Hundred Thousand Dollars ($100,000.00). Tenant acknowledges and agrees that such property owned by Tenant shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord regardless of any fault of Landlord.

          (b) All policies shall (i) be taken out with insurers reasonably acceptable to Landlord, in form reasonably satisfactory to Landlord, and (ii) include Landlord and any mortgagee of Landlord of which Tenant has received written notice as additional insureds, as their interests may appear. Tenant shall provide certificates of insurance in form satisfactory to Landlord before the Commencement Date, and shall provide certificates evidencing renewal at least ten (10) days before the expiration of any such policy. All policies shall contain an endorsement requiring at least thirty (30) days' prior written notice to Landlord and any mortgagee of Landlord of which Tenant has received written notice prior to any material change, reduction, cancellation or other termination.

          (c) Upon termination of this Lease pursuant to any casualty, Tenant shall retain any proceeds attributable to Tenant's personal property, trade fixtures, movable partitions, equipment and Alterations not affixed to the Premises, but Tenant shall immediately pay to Landlord any insurance proceeds received by Tenant relating to the Leasehold Improvements and any Alterations affixed to the Premises which Tenant is not required or permitted to remove under this Lease.

     6.6  Right of Entry.
          --------------

Subject to the provisions of Sections 5.5 and 5.6 hereof, Tenant shall permit Landlord and its agents to examine the Premises at reasonable times, to make any repairs or replacements Landlord required or permitted under this Lease, provided that Landlord shall not materially interfere with Tenant's use and enjoyment of the Premises, except in the case of emergencies and maintenance, repairs and replacements required of Landlord under this Lease, with respect to which Landlord shall use reasonable efforts to minimize interference with Tenant's normal activities; to remove, at Tenant's expense, after reasonable notice to Tenant (except in the case of an emergency in which no notice shall be required), any Alterations, except for Exempt Alterations, not consented to by Landlord; and to show the Premises to prospective tenants during the last twelve
(12) months of the Term and to prospective purchasers and mortgagees at all times.

     6.7  Payment of Taxes.
          ----------------

Tenant shall pay before delinquency all taxes levied against Tenant's personal property or trade fixtures in the Premises and any Alterations installed by or on behalf of Tenant. If any such taxes are levied against Landlord or its property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant's property, Landlord may pay such taxes, and Tenant shall upon demand repay to Landlord the portion of such taxes resulting from such increase. Tenant may bring suit against the taxing authority to recover the amount of any such taxes, and Landlord shall cooperate therein. The records of the Town Assessor shall determine the assessed valuation, if available and sufficiently detailed. If not so available or detailed, the actual cost of construction shall be used.

     6.8  Environmental Compliance.
          ------------------------

          (a) Tenant shall not cause any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, "Hazardous Materials"), other than (i) ordinary office supplies and cleaning substances and
(ii) other Hazardous Materials used in the ordinary course of Tenant's business, provided that such Hazardous Materials are not used, generated, stored or disposed of at levels which require disclosure or reporting to any governmental authority (collectively, "Permitted Substances"), to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, "Hazardous Materials Activities") without first receiving Landlord's written consent, which may be withheld for any reason and revoked at any time. Tenant shall use, generate, store and dispose of all Permitted Substances and, if Landlord consents to any such Hazardous Materials Activities, shall conduct such Hazardous Materials Activities in strict compliance (at Tenant's expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs and liabilities arising out of the use, generation, storage and disposal of Permitted Substances and Tenant's Hazardous Materials Activities. For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances," "toxic substances," or "hazardous wastes" in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended ("RCRA"); those substances defined as "hazardous wastes" in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as "hazardous materials" or "oil" in Massachusetts General Laws Chapter 21E, as amended; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws (collectively, "Regulations"). Annually, during the first month of each calendar year, Tenant shall provide Landlord with a list of the types and quantities of any Hazardous Materials used or stored on the Premises. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required to be filed with any governmental authority under any applicable Regulations, and any update filed in accordance with any applicable Regulations. If Tenant's activities violate or create a risk of violation of any Regulations, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an imminent hazard under any Regulations. Upon reasonable advance notice, subject to Section 5.5 of this Lease, Landlord, Landlord's representatives and employees may enter the Premises at any time during the Term to inspect

Tenant's compliance herewith, and may disclose any violation of any Regulations to any governmental agency with jurisdiction.

          (b) Except as disclosed in that certain report entitled "Phase II Environmental Work, 100 Apollo Drive," dated June 1, 1998 and prepared by GZA Geoenvironmental, Inc., Landlord represents and warrants to the best of its knowledge that there are no Hazardous Materials on or about the Property.

     6.9  Utilities.

Tenant shall pay all charges for all separately metered and separately billed gas, telephone and other utility services used, rendered or supplied upon or in connection with the Premises, and shall indemnify Landlord against any liability or damage on such account. Payment of charges for electricity is provided for under Section 3.3 hereof.

                                  ARTICLE VII
                                    DEFAULT

     7.1  Events of Default.
          -----------------

          (a) The occurrence of any one or more of the following events shall constitute an "Event of Default":

               (i) The failure by Tenant to make any payment of Base Rent or additional rent or any other payment required hereunder, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant.

               (ii)  The abandonment of the Premises by Tenant.

               (iii) The failure by Tenant to perform any of its obligations under this Lease, other than as specified in clauses (i) and (ii) above, where such failure shall continue for a period of more than thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty-day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord.

               (iv) The failure by Tenant to pay its debts as they become due, or Tenant becoming insolvent, filing or having filed against it a petition under any chapter of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (or any similar petition under any insolvency law of any jurisdiction), proposing any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, making an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Tenant, it being understood and agreed that in cases where such petition or appointment was involuntarily filed or made, no Event of Default shall occur unless Tenant fails to cause the dismissal of such petition or appointment within sixty (60) days after Tenant is notified of the same.

               (v) Any Transfer or attempted Transfer of this Lease in violation of the terms and conditions set forth in Section 6.3 above.

               (vi) Tenant's failure to vacate and yield up the Premises as required by this Lease upon the expiration or earlier termination of the Term hereof.

          (b) In the event of any such Event of Default, whether or not the Term shall have begun, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option, or the option at any time while such Event of Default exists, without further notice, to terminate this Lease and all rights of Tenant hereunder by notice to Tenant; and this Lease shall thereupon come to an end as fully and completely as if the date such notice is given were the date herein originally fixed for the expiration of the Term, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

     7.2  Damages.
          -------

          (a) In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the present value of the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Base Rent and all additional rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the immediately preceding covenant Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its good faith judgment considers advisable or necessary to relet the same, and
(ii) make such alterations, repairs and decorations in the Premises as Landlord in its good faith judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid; provided, however, that Landlord shall use reasonable efforts to relet the Premises and to collect rent due in connection with such reletting.

          (b) In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Base Rent and additional rent accrued under Sections 3.1 and 3.2 in the 12 months ended next prior to such termination plus the amount of Base Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provision of this Section 7.2 up to the time of payment of such liquidated damages.

          (c) Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be provided, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

          (d) Landlord's remedies under this Lease are cumulative and not exclusive of any other remedies to which Landlord may be entitled at law or in equity in case of Tenant's breach or threatened breach of this Lease.

                                 ARTICLE VIII
                          CASUALTY AND EMINENT DOMAIN

     8.1  Termination or Restoration; Rent Adjustment.
          -------------------------------------------

          (a) (a) If all of the Building or the Property is taken by eminent domain, this Lease shall terminate as of the date of such taking. If any portion of the Building or the Common Areas are taken by eminent domain and Landlord, in good faith, concludes that such taking shall materially interfere with the performance by Landlord of its obligations under this Lease, then Landlord shall have the right to terminate this Lease by written notice to Tenant. Tenant shall have the right to terminate this Lease by written notice to Landlord if (i) thirty-four percent (34%) or more of the rentable area of the Building is taken by eminent domain for a period of twelve (12) months or more,
(ii) access to the Lot is permanently taken, (iii) utility services are permanently disrupted as a result of a taking, or (iv) if fifty (50) or more parking spaces are permanently taken by eminent domain. If either Landlord or Tenant exercise such right, this Lease shall terminate as of the date of such taking as though such date were the date of the ordinary expiration of the Term of this Lease.

          (b) (b) Within 45 days after any portion of the Building or the Common Areas is damaged by fire or other casualty, Landlord shall give written notice to Tenant of Landlord's reasonable estimate of the time required to complete repairs of such damage. If the Building or the Common Areas are damaged by fire or other casualty and, in Landlord's reasonable estimate, repairs of such damage will take more than 365 days, Landlord and Tenant shall each of the right to terminate this Lease by written notice to the other within 30 days after Tenant receives such estimate from Landlord. Furthermore, if a casualty occurs during the last thirty (30) months of the Term, and Landlord reasonably estimates that more than three (3) months will be required to complete repairs of the damage resulting therefrom, Landlord may terminate this Lease upon written notice to Tenant. If either Landlord or Tenant give such notice of termination to the other, this Lease shall terminate 60 days after the date of such notice of termination.

          (c) (c) If neither Landlord nor Tenant exercise their respective rights to terminate this Lease under Sections 8.1(a) and 8.1(b) of this Lease, Landlord shall thereafter use due diligence to restore the Building and/or the Common Areas as near as practicable to such condition as existed before such fire, casualty or taking, provided that Landlord's obligation to restore the Building and/or the Common Areas shall be limited to the amount of available insurance proceeds and any additional funds voluntarily contributed by Tenant. If, for any reason, such restoration shall not be substantially completed within 365 days after such fire, casualty or taking (which 365-day period may be extended due to Force Majeure, but in no event shall such extension exceed an additional 90 days), Tenant shall have the right to terminate this Lease by giving written notice to Landlord, in which event this Lease shall terminate 30 days after the date of such notice unless Landlord renders the Building and the Common Areas Ready for Occupancy before the end of such 30-day period. Such termination right shall be exercised by Tenant, if at all, within thirty (30) days after the expiration of Landlord's period for substantially completing restoration, and if Tenant fails to exercise such termination right within such thirty (30) day period, Tenant shall be deemed to have irrevocably waived such right. If at any time Landlord determines that the amount of available insurance proceeds shall be insufficient to complete such restoration, Landlord shall give written notice of such insufficiency to Tenant, and Tenant shall have the option either (x) to commit in writing to contribute funds sufficient to complete such restoration, in which case Landlord shall proceed with diligence to complete such restoration using the available insurance proceeds and such funds contributed by Tenant and the foregoing provisions of this paragraph (c) shall apply, or (y) to terminate this Lease by written notice of such termination to Landlord, in which case this Lease shall terminate 30 days after the date of such notice. Notwithstanding anything to the contrary set forth herein, Landlord's obligation to restore the Building and Common Areas shall be subject to the availability of sufficient insurance proceeds and the consent of the holder of any Mortgage upon the Property, and in the event that such consent is withheld or the holder of any such Mortgage does not allow Landlord the use of sufficient insurance proceeds, Landlord may give written notice to Tenant pursuant to the immediately preceding sentence.

          (d) (d) If the Building and/or the Common Areas shall be damaged by fire or casualty, Base Rent and additional rent payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially completed restoration of the Building and the Common Areas. For purposes hereof, Landlord's Work shall be deemed substantially complete when the Building and Common Areas are Ready for Occupancy (as that term is defined in Section 2.2) and when the Leasehold Improvements (and Alterations, subject to the immediately following sentence) are complete within the meaning of Section 4.2(a). Notwithstanding anything to the contrary set forth herein, if Landlord was not notified of the existence of any Alterations prior to the occurrence of a casualty or condemnation, Landlord shall not have any obligation to restore such Alterations. If the Building and/or the Common Areas shall be affected by any exercise of the power of eminent domain, Base Rent and additional rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

     8.2  Eminent Domain Damages.
          ----------------------

Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and Building and Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Nothing contained herein shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any separate award to Tenant for loss or damage to Tenant's trade fixtures and personal property or Tenant's relocation costs.

     8.3  Temporary Taking.
          ----------------

Any contrary provisions of this Article VIII notwithstanding, in the event of any taking of the Premises or any part thereof for use for a period of not more than twelve (12) months, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Section 6.1 with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

                                  ARTICLE IX
                   RIGHTS OF PARTIES HOLDING PRIOR INTERESTS

     9.1  Lease Subordinate - Superior.
          ----------------------------

This Lease shall be subordinate to any mortgage ("Mortgage") now or hereinafter placed on the Property, and to each advance made or hereafter to be made under any Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided, however, such subordination shall be conditioned upon Tenant receiving from the holder of such Mortgage an agreement (a "Non-Disturbance Agreement"), in recordable form, on the part of such holder (and its successors or assigns, including any purchaser at a foreclosure sale) to recognize this Lease and all of Tenant's rights hereunder as though this Lease were prior to any such Mortgage and to assume, subject to the remaining provisions of this Section, the obligations of Landlord under this Lease in the event that such holder (or such successors or assigns) succeeds to Landlord's title to the mortgaged premises or interest under this Lease. Such Non-Disturbance Agreement shall be satisfactory to such mortgagee in form and substance, provided however, that the provisions of such Non-Disturbance Agreement which relieve the mortgagee and its successors and assigns from liability under this Lease shall not be materially greater than those described in paragraphs (a) through (i) below. Tenant hereby agrees that such holder or the purchaser at a foreclosure sale or otherwise shall not be:

          (a) liable for any act or omission of a prior Landlord (including the mortgagor); or

          (b) subject to any offset or defenses which the Tenant might have against any prior Landlord (including the mortgagor); or

          (c) bound by any rent or additional rent which the Tenant might have paid in advance to any prior Landlord (including the mortgagor) for any period beyond the month in which foreclosure or sale occurs; or

          (d) bound by any Letter of Credit (as hereinafter defined) or security deposit which Tenant may have paid to any prior Landlord, unless such holder or purchaser has possession or control of such Letter of Credit or security deposit; or

          (e) bound by any amendment or modification of this Lease made without such holder's or purchaser's consent; or

          (f) bound by any provisions of Section 2.2 or 4.1 which require Landlord to perform the Landlord's Work and render the Building Ready for Occupancy; or

          (g) personally liable under this Lease and such holder's liability under the Lease shall be limited to the interest of such holder in the Property and any proceeds of insurance relating to the Property; or

          (h) liable for any fact or circumstance or condition to the extent existing or arising prior to the mortgagee's (or such purchaser's) succession to the interest of the Landlord under the Lease, provided that if any such circumstance or condition continues in existence after the date on which such mortgagee or purchaser and Tenant are in privity of estate (and if such circumstance or condition constitutes a default by Landlord hereunder), such mortgagee or purchaser shall, subject to the provisions of Section 9.2 hereof, be liable as if such circumstance or condition arose on the date such privity of estate first arose; or

          (i) obligated to apply the proceeds of any casualty insurance or eminent domain award to the restoration of the Property, to the extent such obligation is inconsistent with the provisions of the Mortgage.

In the event that any mortgagee or its successor in title shall succeed to the interest of Landlord, then, Tenant shall attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord. Any monetary judgment obtained by Tenant under the Lease against the mortgagee or such successor shall be satisfied solely out of the mortgagee's or such successor's interest in the Property and any proceeds of insurance relating to the Property, and Tenant shall not seek recovery against or out of any other assets of mortgagee or such successor.

Notwithstanding the foregoing, any mortgagee may at its election subordinate its Mortgage to this Lease without the consent or approval of Tenant.

Tenant agrees to execute and deliver promptly any appropriate certificates or instruments requested by Landlord or any mortgagee to carry out the subordination and attornment agreements contained in this Section 9.1.

     9.2  Rights of Mortgagee to Cure.
          ---------------------------

No act or failure to act on the part of Landlord which would entitle Tenant, under the terms of this Lease or as a matter of law, to be released from Tenant's obligations hereunder or to terminate this Lease shall result in a release of such obligations or a termination of this Lease unless Tenant first gives written notice of and a specific description of Landlord's act or failure to act to Landlord's mortgagees of whom Tenant has been given written notice by Landlord, if any, and such mortgagee fails to cure such default within thirty
(30) days after receipt of such notice. However, if such cure reasonably requires more than thirty days to effect, such mortgagee shall have such additional time as is reasonably necessary in the circumstances, including time to take possession of the Property. This section shall not impose any obligation on any such mortgagee. Landlord shall, from time to time, notify Tenant as to the identity of Landlord's mortgagees; provided, however, that Tenant's execution of estoppel certificates, nondisturbance agreements or similar agreements which identify Landlord's mortgagee shall be deemed to be notice to Tenant hereunder.

                                  ARTICLE X
                                 MISCELLANEOUS

     10.1 Representations by Tenant.
          -------------------------

Tenant represents and warrants that those persons executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and that this Lease is binding upon Tenant in accordance with its terms and upon execution of this Lease.

     10.2 Notices.
          -------

Any notice, demand or other communication required or permitted hereunder shall be in writing and shall be addressed to Landlord at Landlord's Address, with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attn:
William R. O'Reilly, Jr., Esq.; and to Tenant at Tenant's Address with a copy to Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110,
Attn: Real Estate Department. Any notice, demand or other communication so addressed shall be deemed duly given when delivered by hand (or when delivery is refused), one day after being sent by Federal Express (or other guaranteed overnight delivery service) or three days after being sent by registered or certified mail, return receipt requested. Either party may change its address by giving notice to the other.

     10.3 No Waiver or Oral Modification.
          ------------------------------

No provision of this Lease shall be deemed waived by Landlord or Tenant except by a signed written waiver. No consent to any act or waiver of any breach or default, express or implied, by Landlord or Tenant, shall be construed as a consent to any other act or waiver of any other breach or default. Landlord's failure to enforce any covenant or condition of this Lease shall not be deemed a waiver thereof. The receipt by Landlord of any rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach, and the acceptance of any rental payment in any amount less than the full sum due shall not constitute a waiver of any claim to the remaining balance. This Lease may not be changed or amended orally, but only by a written instrument.

     10.4 Partial Invalidity.
          ------------------

If any provision of this Lease, or the application thereof in any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision hereof shall be valid and enforceable to the fullest extent permitted by law.

     10.5 Certain Landlord Remedies.
          -------------------------

If Tenant fails to perform any obligation under this Lease (regardless of whether such failure has matured into an Event of Default), Landlord may give written notice to Tenant that it seeks to perform such obligation on Tenant's behalf (provided that in the case of emergency, no such notice shall be required), and if Tenant does not commence performance of such obligation within ten (10) days after Landlord's notice, and thereafter diligently pursue such performance to completion, then Landlord may enter the Premises and perform such obligation on Tenant's behalf. In so doing, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord, and all incidental costs and expenses, shall be considered additional rent under this Lease and shall be payable to Landlord within 30 days after Tenant receives Landlord's written demand, together with interest from the date of demand to the date of payment at the Interest Rate. For purposes of this Lease, the "Interest Rate" shall mean the lesser of the maximum interest rate permitted by law or two
(2) percentage points above the then prevailing prime rate as set by BankBoston, N.A. in its main office in Boston, MA (or, if such bank ceases to exist, the then largest bank in the Commonwealth of Massachusetts).

     10.6 Tenant's Estoppel Certificate.
          -----------------------------

Within twenty (20) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying, to the extent true, (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that, to the best of Tenant's actual knowledge, Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default, and (e) such other factual matters as may be reasonably requested by Landlord which are not ascertainable from the terms of this Lease. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall be a default under this Lease and shall also be conclusive upon Tenant that (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against rent; and (3) not more than one month's Base Rent has been paid in advance. In connection with any Transfer of this Lease or major corporate financing by Tenant, Landlord shall, within twenty (20) days after written request by Tenant, acknowledge and deliver to

Tenant a written statement containing substantially similar certifications regarding Tenant to those listed above regarding Landlord.

     10.7  Waiver of Subrogation.
           ---------------------

Any other provision of this Lease notwithstanding, Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents, and representatives of the other, on account of damage to the property arising from any loss for which insurance is carried or required to be carried pursuant to this Lease. Each party shall notify its insurers that the foregoing waiver is contained in this Lease. Landlord and Tenant shall cause each insurance policy covering its property obtained by each of them to provide that the insurer waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any loss or damage covered by such policy.

     10.8  All Agreements; No Representations.
           ----------------------------------

This Lease contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between them with respect to such subject matter. Each party acknowledges that the other has made no representations or warranties of any kind except as may be specifically set forth in this Lease.

     10.9  Brokerage.
           ---------

Each party represents and warrants that, other than the Brokers, it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation. Each party shall indemnify the other and hold it harmless from any cost, expense, or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act or statement of the indemnifying party. Landlord will be responsible for paying a commission to the Brokers in connection with this Lease.

     10.10 Successors and Assigns.
           ----------------------

This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the original Landlord named herein and each successive owner of the Premises shall be not be liable for obligations accruing after the period of their respective ownership; provided further, that Tenant's right to make a Transfer shall always be governed by Section 6.3 hereof.

     10.11 Construction of Document.
           ------------------------

This Lease shall be construed, governed and enforced according to the laws of the Commonwealth of Massachusetts. In construing this Lease, section headings shall be disregarded. Any recitals herein or riders or exhibits attached hereto are hereby incorporated into this Lease by this reference. Time is of the essence of this Lease and every provision contained herein. The parties acknowledge that this Lease was freely negotiated by both parties, each of whom was represented by counsel; accordingly, this Lease shall be construed according to the fair meaning of its terms, and not against either party.

     10.12 Disputes Provisions.
           -------------------

           (a) If either Landlord or Tenant institutes any action to enforce the provisions of this Lease or to seek a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs as part of any award.

           (b) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or claim of injury or damage.

     10.13 Surrender.
           ---------

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

     10.14 Holdover.
           --------

If Tenant holds over in occupancy of the Premises after the expiration of the Term, Tenant shall become a tenant at sufferance only, at a daily rental rate equal to one hundred fifty (150%) percent of the daily rate of Rent in effect at the end of the Term, and otherwise subject to the terms and conditions herein specified, so far as applicable, and shall be liable for all damages sustained by Landlord on account of such holding over. This Section shall not operate as a waiver of any right of reentry provided in this Lease, and Landlord's acceptance of rent after expiration of the Term or earlier termination of this Lease shall not constitute consent to a holdover or result in a renewal. If Tenant fails to surrender the Premises upon the expiration of the Term or earlier termination despite demand by Landlord to do so, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation, any claim made by any succeeding tenant, resulting from such failure.

     10.15 Late Payment.
           ------------

Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to ascertain. Therefore, if any Base Rent or other sum due hereunder is not paid within five (5) business days after notice from Landlord, Tenant shall pay to Landlord, as additional rent, the sum of three percent (3%) of the overdue amount as a late charge. The overdue amount, if not received within ten days thereafter, shall also bear interest, as additional rent, at the Interest Rate, calculated from the date the late charge becomes due until the date of payment to Landlord. Landlord's acceptance of any late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount.

     10.16 Force Majeure.
           -------------

If Landlord or Tenant is prevented from or delayed in performing any act required of it hereunder, and such prevention or delay is caused by strikes, labor disputes, inability to obtain labor, materials, or equipment, inclement weather, acts of God, governmental restrictions, regulations, or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond such party's reasonable control (collectively, "Force Majeure"), the performance of such act shall be excused for a period equal to the period of prevention or delay. A party's financial inability to perform its obligations shall in no event constitute Force Majeure. Nothing in this section shall excuse or delay Tenant's obligation to pay any rent or other charges due under this Lease.

     10.17 Limitation On Liability.
           -----------------------

In consideration of the benefits accruing hereunder, Tenant hereby covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

          (a) Tenant shall not seek recourse against the assets of any members, trustees, partners, directors, beneficiaries, officers or shareholders of Landlord, or any direct or indirect constituent member, trustee, partner, director, officer or shareholder of Landlord's members for satisfaction of any liability with respect to this Lease, except to the extent any such member, trustee, partner, director, officer or shareholder has personally received any proceeds of insurance covering the Building or the Property to which Tenant is entitled.

          (b) If Tenant obtains a judgment for monetary damages arising out of a default by Landlord in the performance of its obligations under this Lease, Tenant shall not enforce such judgment against any assets of Landlord other than its interest in the Building and the Property and any proceeds of insurance covering the Building or the Property.

          (c) Except as expressly permitted under Section 10.17(a) above, neither Landlord's members nor any direct or indirect constituent member, trustee, partner, director, officer or shareholder of Landlord or Landlord's members shall be sued, named as a party in any suit or action, or served with process therein (except if necessary to properly initiate suit against Landlord), and neither Landlord's members nor any constituent member, trustee, partner, director, officer or shareholder of Landlord or Landlord's members shall be required to respond to any service of process (except to the extent necessary for Tenant to prosecute properly a suit against Landlord).

          (d) Except as expressly permitted under Section 10.17(a) above, no judgment will be taken against Landlord's members nor any constituent partner or member of Landlord or Landlord's members, and no writ of execution will be levied against the assets of Landlord's members or any such constituent partner or member.

          (e) These covenants and agreements are enforceable both by Landlord and also by Landlord's beneficiary, any constituent partner of Landlord's beneficiary, and shall bind Tenant and its successors and assigns.

     10.18 Submission Not An Option.
           ------------------------

The submission of this Lease or a summary of some or all of its provisions for examination by Tenant does not constitute a reservation of the Premises for Tenant or an offer to lease the

Premises to Tenant or the grant of an option for the Premises to Tenant, notwithstanding any contrary provision of statutory or common law.

     10.19 Security Deposit.
           ----------------

Landlord acknowledges receipt from Tenant of an unconditional, irrevocable and transferable letter of credit, naming Landlord and its successors and assigns as beneficiary, drawn upon Fleet National Bank NA, or another bank or financial institution reasonably acceptable to Landlord, in the amount of Five Hundred Thousand Dollars ($500,000.00) (the "Letter of Credit"), which shall be held by Landlord or its agent, as security, for the full and faithful performance of Tenant's obligation herewith for and during the Term. Upon the occurrence of any Event of Default, Tenant agrees that Landlord may from time to time, without prejudice to any other remedy, draw upon the principal amount of the Letter of Credit (or any cash security deposit held by Landlord in lieu of the Letter of Credit) to the extent necessary to reimburse Landlord for any Base Rent, additional rent or other sums payable by Tenant to Landlord under this Lease by virtue of such Event of Default. Tenant shall not have the right to call upon Landlord to draw upon the Letter of Credit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance of the Property by Landlord to Landlord's grantee or transferee of the Property, the Letter of Credit thereon may be assigned or otherwise transferred by Landlord to such grantee or transferee, and Tenant shall cooperate to the extent necessary to effect such assignment or transfer. Upon any such assignment or transfer, Tenant hereby releases Landlord herein named of any and all liability with respect to the Letter of Credit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees. Subject to Section 6.3(g) above, but otherwise notwithstanding any other provision to the contrary set forth herein,
(i) on each anniversary of the Commencement Date, the principal amount of the Letter of Credit (or any such cash security deposit) shall be reduced by Fifty Thousand Dollars ($50,000.00), and (ii) the Letter of Credit (or any such cash security deposit) shall be returned to Tenant upon the fifth (5th) anniversary of the Commencement Date, provided however that no reduction of the principal amount of the Letter of Credit (and such security deposit) shall occur on any such anniversary, and the Letter of Credit (and such security deposit) shall not be returned to Tenant upon the fifth (5th) anniversary of the Commencement Date if (x) an Event of Default which Landlord has not waived exists on such anniversary, or (y) Tenant is unable to provide Landlord with reasonably satisfactory evidence that, at the time of any scheduled reduction or return, Tenant's reported book net worth exceeds One Hundred Million Dollars ($100,000,000.00). Any such reduction in the principal amount of the Letter of Credit shall be accomplished as follows: (x) Tenant will provide a substitute letter of credit to Landlord in the form of the Letter of Credit then held by Landlord or such other form (providing to Landlord the same rights and remedies as are set forth in the Letter of Credit then held by Landlord) as may be reasonably acceptable to Landlord, except that the principal amount of the substitute letter of credit shall be the reduced principal amount required hereunder; and (y) if Tenant is entitled to a reduction in the principal amount of the Letter of Credit, then Landlord shall return the Letter of Credit originally held by Landlord to Tenant and thereafter hold the substitute letter of credit as the "Letter of Credit" hereunder. In the event that (a) Tenant is not entitled to a reduction in the principal amount of the Letter of Credit, but the Letter of Credit is written such that the principal amount will nevertheless automatically be reduced, or (b) the

Letter of Credit is written such that it will expire prior to the date on which Tenant is entitled to its return, and the Letter of Credit is not renewed or replaced at least thirty (30) days prior to such expiration date, then Landlord shall have the right to draw upon the Letter of Credit so that Landlord will, at all times during the Term of this Lease hold, in the form of cash or in the form of the Letter of Credit or both, a sum equal to the principal amount of the Letter of Credit required hereunder from time to time. At any time during the term of this Lease, Tenant shall have the right to convert the Letter of Credit into a cash security deposit by tendering to Landlord a sum equal to the principal amount of the Letter of Credit required to be maintained by Tenant at that time. If Tenant tenders such sum, in immediately available funds, or a replacement of the Letter of Credit for any proper purpose under this Section
10.19 (including without limitation to extend the date of the expiration of the Letter of Credit or to effect a reduction in the principal amount of the Letter of Credit), Landlord shall promptly cooperate with Tenant to exchange such sum or such replacement, as the case may be, for the Letter of Credit in Landlord's possession. Landlord shall deposit any such sum tendered by Tenant in an interest-bearing money-market account (which need not be separate or segregated from Landlord's other funds) and, provided no Event of Default exists and is continuing, shall pay all interest accruing on such sum to Tenant at least once annually. All such sums held in the form of cash shall be held as a security deposit otherwise subject to the terms hereof, for the full and faithful performance of Tenant's obligation herewith. Landlord shall return the Letter of Credit (or such security deposit) to Tenant within 30 days after the expiration of the Term, after drawing upon such Letter of Credit or security deposit to the extent necessary to cure any Event of Default existing under this Lease at that time.

     10.20 Evidence of Authority.
           ---------------------

Simultaneously with the execution of this Lease, Tenant shall deliver to Landlord a certificate of the Secretary or an Assistant Secretary of Tenant evidencing the incumbency of the officer(s) of Tenant executing this Lease on behalf of Tenant and the resolutions of Tenant's board of directors authorizing such execution.

     10.21 Notice of Lease.
           ---------------

Tenant agrees not to record this Lease, but Landlord and Tenant shall each execute and deliver a notice of this Lease in form appropriate for recording or registration, and, if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

     10.22 Rules and Regulations.
           ---------------------

Landlord may enact reasonable rules and regulations ("Rules and Regulations") governing the use of the Common Areas, which Rules and Regulations shall be generally applicable to all occupants of the Property and uniformly enforced by Landlord and shall not be inconsistent with the terms of this Lease or otherwise materially interfere with Tenant's use and enjoyment of the Premises and the Common Areas.

                                  ARTICLE XI
             DETERMINATION OF FAIR MARKET RENT AND TENANT OPTIONS

     11.1  Fair Market Rent.
           ----------------

Whenever any provision of this Lease provides that the Fair Market Rent shall be calculated, "Fair Market Rent" shall mean that the fair market rent of the Premises as if the Premises were unencumbered by this Lease, but taking into account all relevant factors, including without limitation, the terms of this Lease and rents for comparable space in the vicinity of Chelmsford, Massachusetts, as of the commencement of the period in question under market conditions then existing. Fair Market Rent shall be determined by agreement between Landlord and Tenant, but if Landlord and Tenant are unable to agree upon the Fair Market Rent at least six months prior to the date upon which the Fair Market Rent is to take effect, then the Fair Market Rent shall be determined by appraisal made as hereinafter provided by a board of three (3) reputable independent commercial real estate consultants, appraisers, or brokers, each of whom shall have at least ten years of experience in the suburban Boston office rental market. Tenant and Landlord shall each appoint one such appraiser and the two appraisers so appointed shall appoint the third appraiser, provided however that the third such appraiser shall be either a Senior Real Property Appraiser of the Society of Real Estate Appraisers or a member of the Appraisal Institute (or any successor organization). The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. Landlord and Tenant shall appoint their respective appraisers at least five months prior to commencement of the period for which Fair Market Rent is to be determined and shall designate the appraisers so appointed by notice to the other party. The two appraisers so appointed and designated shall appoint the third appraiser at least four months prior to the commencement of such period and shall designate such appraiser by notice to Landlord and Tenant. The board of three appraisers shall determine the Fair Market Rent of the space in question as of the commencement of the period to which the Fair Market Rent shall apply and shall notify Landlord and Tenant of their determinations at least sixty days prior to the commencement of such period. If the determinations of the Fair Market Rent of any two or all three of the appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rent of the subject space. If the determinations of all three appraisers shall be different in amount, the average of the two values nearest in amount shall be deemed the Fair Market Rent. The Fair Market Rent of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord.

Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the "failing party"), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within ten (10) days of the giving of such notice and if the failing party shall not respond by appointment of its appraiser within said ten (10) day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of the Fair Market Rent shall be binding and conclusive upon Tenant and Landlord.

     11.2  Option to Extend.
           ----------------

Tenant shall have the right and option to extend the Term for an additional period (the "Extension Term") commencing the day after the expiration of the original Term referred to in Section 1.2 (the "Original Term") and ending five
(5) years thereafter, provided that in the case of such option Tenant shall give Landlord notice of Tenant's exercise of such option at least twelve (12) months prior to the expiration of the Original Term and provided further that in the case of such option no Event of Default shall have occurred and be continuing. Prior to the exercise by Tenant of such option, the expression "Term" shall mean the Original Term, and after the exercise by Tenant of such option, the expression "Term" shall mean the Original Term as it has been then extended by the Extension Term. Except as expressly otherwise provided in the following paragraphs, all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional period to which the Original Term shall be extended as aforesaid. If Tenant shall give notice of its exercise of said option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant. If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.

The Base Rent payable during the Extension Term shall be the greater of (i) the Base Rent in effect for last twelve months of the Original Term or (ii) the Fair Market Rent for the Premises as of the commencement of the Extension Term. The Fair Market Rent shall be determined in accordance with the provisions of
Section 11.1 above.

                       SIGNATURE PAGE ON FOLLOWING PAGE

   EXECUTED as a sealed instrument in two or more counterparts on the Date of Lease.

                                  Landlord:

                                  Farley White Associates, LLC

                                  By: /s/ Roger W. Altreuter
                                     -----------------------------------
                                     Name: Roger W. Altreuter
                                     Title: Manager

                                  Tenant:

                                  Sycamore Networks, Inc.

                                  By: /s/ Frances M. Jewels
                                     -----------------------------------
                                     Name: Frances M. Jewels
                                     Title: Vice President

                                  By: /s/ Frances M. Jewels
                                     -----------------------------------
                                     Name: Frances M. Jewels
                                     Title: Treasurer

                                   EXHIBIT A

                         LEGAL DESCRIPTION OF THE LOT

A certain parcel of land in Chelmsford, Middlesex County, Massachusetts as shown as Lot B on a subdivision plan entitled "Plan of Land in Chelmsford, Massachusetts Assessor's Plat 113, Lot 13" prepared by Vanasse Hangen Brustlin, Inc., dated April 16, 1998 recorded with Middlesex North District Registry of Deeds as Instrument No. 33514 in Plan Book 197, Page 26. Said Lot B contains 191,173 + square feet.

                                   EXHIBIT B

                         BASE BUILDING SPECIFICATIONS

150 APOLLO DRIVE DRAWING LIST

ARCHITECTURAL:

A0.1   Legends, Room Finish Schedule, Partition Types,
       Misc. Details, Door Schedules, Door & Frame Types

A2.1   First Floor Plan

A2.2   Second Floor Plan

A2.3   Third Floor Plan

A2.4   Roof Plan

A3.1   Exterior Elevations

A3.2   Exterior Elevations

A5.1   Wall Sections

A5.2   Wall Sections

A6.1   Wall Section Details

A6.2   Wall Section Details

A6.3   Wall Section Details

A6.4   Roof Details

A7.1   Enlarged Plan Details

A8.1   Enlarged Stair Plans/Sections & Details

A9.1   Enlarged Elevator Plan Elevator Sections & Details

A10.1  Enlarged Toilet Cores - Elevations & Details Fixture Schedule

A10.2 Toilet Cores and Finish Plans Finish Elevations

A11.1 Lobby Stair Sections & Details

A11.2 Lobby Finish Plans

A11.3 Interior Elevations

A11.4 Interior Elevations /Sections & Details

A12.1 First Floor reflected Ceiling Plan

A12.2 Second Floor reflected Ceiling Plan

A12.3 Third Floor reflected Ceiling Plan

STRUCTURAL:


FIRE PROTECTION:

FP-1  Fire Protection Legends and Diagrams

FP-2  Fire Protection First Floor Plan

FP-3  Fire Protection Second Floor Plan

FP-4  Fire Protection Third Floor Plan

PLUMBING:

P-1   Plumbing Legends, Diagrams & Schedules

P-2   Plumbing Buried Piping Plan

P-3   Plumbing First Floor Plan

P-4   Plumbing Second Floor Plan

P-5   Plumbing Third Floor Plan

P-6   Plumbing Roof Plan

HVAC

H-1 HVAC Legends, Schedules & General Notes

H-2 HVAC Details

H-3 HVAC Sections

H-4 HVAC First Floor Plan - New Ductwork

H-5 HVAC Second Floor Plan - New Ductwork

H-6 HVAC Third Floor Plan - New Ductwork

H-7 HVAC Roof Floor Plan - New Ductwork